Exhibit 99.2

DIRECT ENERGY
Unaudited Condensed Combined Consolidated Financial Statements
for the Nine Month Periods Ended September 30, 2020 and 2019

Unaudited Condensed Combined Consolidated Interim Financial Statements
Condensed Combined Consolidated Balance Sheets as of September 30, 2020 and December 31, 2019
Condensed Combined Consolidated Statements of Income/(Loss) and Comprehensive Income/(Loss) for the Nine Months Ended September 30, 2020 and 2019
Condensed Combined Consolidated Statements of Parent Equity for the Nine Months Ended September 30, 2020 and 2019
Condensed Combined Consolidated Statements of Cash Flows for the Nine Months Ended September 30, 2020 and 2019
Notes to the Unaudited Condensed Combined Consolidated Financial Statements

DIRECT ENERGY
UNAUDITED CONDENSED COMBINED CONSOLIDATED BALANCE SHEETS

(In millions)

	As of September 30,	As of December 31,
Assets	2020	2019
Current assets:
Cash and cash equivalents	$39	77
Restricted cash	10	13
Accounts receivable, net of allowance for doubtful accounts	1,533	1,926
Inventory	116	133
Derivative instruments	202	222
Prepayments and other current assets	349	351
Due from affiliates	923	622
Total Current Assets	3,172	3,344
Property, plant, and equipment, net	191	217
Operating lease right-of-use assets, net	25	33
Goodwill	2,223	2,236
Intangible assets, net	374	175
Derivative instruments	203	102
Related party notes receivable	44	41
Other non-current assets	15	28
Total Assets	$6,247	6,176
Liabilities and Parent Equity
Current liabilities:
Current portion of long-term debt and finance leases	$3	3
Current portion of operating lease liabilities	12	12
Accounts payable	986	1,213
Derivative instruments	155	443
Accrued expenses and other current liabilities	708	520
Related party notes payable	1,000	-
Total Current Liabilities	2,864	2,191
Commitments and Contingencies (Footnote 10)
Long-term debt and finance leases	7	7
Derivative instruments	81	111
Deferred income tax liabilities	157	35
Related party notes payable	-	1,000
Other non-current liabilities	54	64
Total Liabilities	3,163	3,408
Parent equity:
Net Parent investment	3,230	2,896
Accumulated other comprehensive income	(146)	(128)
Total Parent Equity	3,084	2,768
Total Liabilities and Parent Equity	$6,247	6,176
The accompanying notes are an integral part of the unaudited condensed combined consolidated financial statements

DIRECT ENERGY
UNAUDITED CONDENSED COMBINED CONSOLIDATED STATEMENTS OF INCOME/(LOSS) AND COMPREHENSIVE INCOME/(LOSS)

(In millions)

	Nine Months Ended September 30,
	2020	2019
Operating Revenues
Total operating revenues	$9,019	10,491
Operating Costs and Expenses
Cost of operations	7,747	9,848
Depreciation and amortization	68	76
Impairment losses	-	65
Selling, general and administrative	643	749
Total operating costs and expenses	8,458	10,738
Gain on disposal of business	-	146
Operating Income/(Loss)	561	(101)
Other Expense
Other income, net	(3)	(4)
Interest expense	48	55
Total other expense	45	51
Income/(Loss) Before Income Taxes	516	(152)
Income tax benefit/(expense)	(136)	9
Net Income/(Loss)	$380	(143)

Comprehensive Income/(Loss)
Net income/(loss)	$380	(143)
Other Comprehensive Income/(Loss)
Foreign currency translation adjustments	(18)	25
Other comprehensive Income/(loss)	(18)	25
Comprehensive Income/(Loss)	$ 362	(118)

The accompanying notes are an integral part of the unaudited condensed combined consolidated financial statements

DIRECT ENERGY
UNAUDITED CONDENSED COMBINED CONSOLIDATED STATEMENTS OF EQUITY

(In millions)

	Net Parent Investment	Accumulated Other Comprehensive Income	Total Parent Equity
Balance at January 1, 2020	$2,896	(128)	2,768
Net income	380	-	380
Other comprehensive loss	-	(18)	(18)
Net transfers (to)/from Parent	(53)	-	(53)
Share-based compensation	7	-	7
Balance at September 30, 2020	$3,230	(146)	3,084

	Net Parent Investment	Accumulated Other Comprehensive Income	Total Parent Equity
Balance at January 1, 2019	$3,060	(163)	2,897
Net loss	(143)	-	(143)
Other comprehensive income	-	25	25
Net transfers (to)/from) Parent	(2)	-	(2)
Share-based compensation	10	-	10
Balance at September 30, 2019	$2,925	(138)	2,787

The accompanying notes are an integral part of the unaudited condensed combined consolidated financial statements

DIRECT ENERGY
UNAUDITED CONDENSED COMBINED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

	Nine Months Ended September 30,
	2020	2019
Cash Flows from Operating Activities
Net income/(loss)	$380	(143)
Adjustments to reconcile net income/(loss) to net cash provided by operating activities:
Gain on disposal of business	-	(146)
Depreciation and amortization	68	76
Provision for bad debts	100	84
Non-cash lease expense	9	8
Impairment losses and inventory write-off	-	82
Unrealized loss/(gain) on derivative instruments	(399)	136
Changes in deferred income taxes	122	(89)
Share-based compensation expense	7	10
Net periodic benefit cost	(4)	(5)
Cash provided/(used) by changes in other working capital, net of acquisition and disposition effects:
Accounts receivable	287	260
Inventory	17	10
Prepayments and other assets	12	135
Accounts payable	(223)	(389)
Accrued expenses and other liabilities	263	101
Due to/from affiliates	(72)	(85)
Operating lease liabilities	(9)	(8)
Current tax assets and liabilities	(3)	48
Net Cash Provided by Operating Activities	$555	85
Cash Flows from Investing Activities
Payments of related party revolvers	(274)	(50)
Renewable energy certificates	(288)	(274)
Purchases of fixed and intangible assets	(18)	(14)
Proceeds from sale of assets, net of cash disposed	-	1
Proceeds from disposal of a business	-	273
Net Cash Used by Investing Activities	$(580)	(64)

The accompanying notes are an integral part of the unaudited condensed combined consolidated financial statements

DIRECT ENERGY
UNAUDITED CONDENSED COMBINED CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)
(In millions)
	Nine Months Ended September 30,
	2020	2019
Cash Flows from Financing Activities
Distributions to Parent	(13)	(16)
Changes in related party revolver balances	-	(32)
Payments of deferred acquisition consideration	(1)	(3)
Payments of principal under finance leases	(2)	(2)
Net Cash Used by Financing Activities	$(16)	(53)
Foreign exchange impact on cash and cash equivalents and restricted cash	-	1
Net Decrease in Cash and Cash Equivalents and Restricted Cash	(41)	(31)
Cash and Cash Equivalents and Restricted Cash as of Beginning of Period	90	106
Cash and Cash Equivalents and Restricted Cash as of End of Period	$49	75
Cash and Cash Equivalents	39	63
Restricted Cash	10	12
The accompanying notes are an integral part of the unaudited condensed combined consolidated financial statements

DIRECT ENERGY
NOTES TO THE UNAUDITED CONDENSED COMBINED CONSOLIDATED
FINANCIAL STATEMENTS
(Unaudited)
(In millions)

NOTE 1 – DESCRIPTION OF THE BUSINESS AND BASIS OF PRESENTATION
Nature of Business and Basis of Presentation
The accompanying condensed combined consolidated financial statements reflect the condensed combined consolidated net assets and operations related to the Direct Energy business (“Direct Energy,” “we,” or the “Company”), a business of Centrica plc (“Centrica,” or the “Parent”), a leading international energy services and solutions provider focused on satisfying the changing needs of customers and enabling the transition to a lower carbon future. Direct Energy primarily operates through Centrica US Holdings, Inc. (“CUSHI”) and Direct Energy Marketing Limited (“DEML”), two indirect, wholly-owned subsidiaries of Centrica and not as a standalone company. Direct Energy is one of North America’s largest retail providers of electricity, natural gas, and home and business energy-related services. The Company, which is headquartered in Houston, Texas, has operations in all 50 U.S. states and 6 Canadian provinces and serves nearly 4 million customers.

Standalone financial statements have not been historically prepared for Direct Energy. The accompanying unaudited condensed combined consolidated financial statements have been prepared on a standalone basis derived from the consolidated financial statements and historical accounting records of the Parent and are presented on a carve-out basis to reflect the historical financial position, results of operations, and cash flows applicable to Direct Energy. The Company has prepared the condensed combined consolidated financial statements in accordance with U.S. Generally Accepted Accounting Principles (“U.S. GAAP”). In the opinion of management, the accompanying unaudited condensed combined consolidated financial statements include all adjustments that are of a normal and recurring nature necessary to present fairly the Company’s financial position and results of operations for the interim periods, but should not be considered as indicative of results for a full year. The following notes should be read in conjunction with the accounting policies and other disclosures as set forth in the notes to the combined consolidated financial statements in the Company’s annual financial statements for the year ended December 31, 2019.

The condensed combined consolidated Statements of Income/(Loss) and Comprehensive Income/(Loss) include all revenues and costs directly attributable to Direct Energy. The financial statements also include allocations of certain selling, general, and administrative expenses from Parent. These allocations reflect the provision of services and support by the Parent relating to certain corporate functions, including, but not limited to, senior management, legal, human resources, finance, IT and other shared services. Corporate expenses are allocated to Direct Energy based on direct usage or benefit, where identifiable, with the remainder allocated on a pro rata basis of revenues, headcount, number of transactions, or other measures as determined appropriate. In certain instances, the Parent is charged by the Company in relation to services rendered by the Company to the Parent or financing provided by the Company to the Parent. All of the allocations and estimates in the condensed combined consolidated financial statements are based on assumptions that the Company’s management (the “management”) believes are reasonable.

The condensed combined consolidated Balance Sheets include the assets and liabilities that have historically been held by Direct Energy. The Parent’s short and long-term debt has not been pushed down to Direct Energy’s condensed combined consolidated financial statements because Direct Energy is not the legal obligor of the debt and the Parent’s borrowings were not directly attributable to Direct Energy. The Company participates in the Parent’s centralized cash management and financing programs and has entered into debt arrangements with its Parent. The related debt balances are included in Due from Affiliates and Related Party Notes Payable within the condensed combined consolidated Balance Sheets. The related interest expense is included in Interest Expense within the condensed combined consolidated Statements of Income/(Loss) and Comprehensive Income/(Loss).

Net Parent Investment, which is presented in lieu of Stockholder’s Equity in the condensed combined consolidated financial statements, represents Centrica’s interest in the recorded net assets of the Company, specifically the cumulative net investment by Centrica in the Company and cumulative operating results through the dates presented. Transactions between the Company and Parent have been included in the accompanying condensed combined consolidated financial statements. Transactions with Parent are reflected in the accompanying condensed combined consolidated Statements of Parent Equity as Net Transfers (to)/from Parent and in the accompanying condensed combined consolidated Balance Sheets within Net Parent Investment. All intercompany accounts and transactions between the businesses comprising Direct Energy have been eliminated in the accompanying condensed combined

DIRECT ENERGY
NOTES TO THE UNAUDITED CONDENSED COMBINED CONSOLIDATED
FINANCIAL STATEMENTS
(Unaudited)
(In millions)

consolidated financial statements. Refer to Note 9, Relationship with Parent and Other Related Parties for additional details.

The condensed combined consolidated financial statements included herein may not be indicative of the financial position, results of operations, and cash flows of Direct Energy in the future or if Direct Energy had been a separate, standalone entity during the periods presented. All amounts are in millions of U.S. dollars (“USD”) unless stated otherwise.

On July 24, 2020, Centrica entered into a Purchase Agreement (the "Purchase Agreement") by and among Centrica, Centrica Beta Holdings Limited, a wholly owned indirect subsidiary of Parent, Centrica Gamma Holdings Limited, a wholly owned indirect subsidiary of Parent, CUSHI, a wholly owned direct subsidiary of Centrica Beta Holdings Limited (the "Transferred US Entity"), DEML, a wholly owned direct subsidiary of Centrica Gamma Holdings Limited (the "Transferred Canadian Entity"), and NRG Energy, Inc.( "NRG"). Pursuant to the Purchase Agreement, NRG has agreed to purchase Parent's North American energy supply and services business, Direct Energy. Subject to the terms and conditions of the Purchase Agreement, the Company will acquire Direct Energy through the acquisition of (i) all the issued and outstanding common shares of the Transferred US Entity and (ii) all the issued and outstanding common shares of the Transferred Canadian Entity (such acquisitions, together with the other transactions contemplated by the Purchase Agreement, the "Transaction").

Use of Estimates
The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities including goodwill and intangible assets, accounts receivables, right-of-use assets and lease liabilities, retirement benefit obligations, and deferred tax assets; determination that contracts are probable of physical settlement resulting in designation of such contracts as normal purchase normal sales (“NPNS”); determination of useful lives of definite-lived intangible assets; valuation of energy commodity contracts; valuation of assets acquired and liabilities assumed in business combinations and asset acquisitions; and determination of the reported amounts of revenue and expenses during the period. These estimates are evaluated on an ongoing basis and are based on historical experience, current conditions, and various other assumptions thought to be reasonable under the circumstances. Actual results could differ from these estimates.

COVID-19
In December 2019, a novel strain of coronavirus, COVID-19, emerged and has subsequently spread worldwide. In March 2020, a global pandemic was declared by the World Health Organization (“WHO”) related to the rapidly growing outbreak of COVID-19. The pandemic is having an unprecedented impact on the world economy as governments react to this public health crisis. Governments have mandated various restrictions, including travel restrictions, restrictions on public gatherings, stay at home orders and advisories, and quarantining of people who may have been exposed to the virus. Gas and electricity were deemed as critical and essential business operations under various state and federal governmental COVID-19 mandates. The Company remains focused on protecting the health and well-being of its employees, while supporting its customers and the communities in which it operates and assuring the continuity of its operations. To date, the Company has not experienced any material disruptions in its ability to continue its business operations. However, there has been a negative financial effect on the Company's condensed combined consolidated financial position, results of operations, and cash flows.

Announced on March 18, 2020, as part of the Government of Canada’s response to the Coronavirus pandemic, certain Alberta customers can benefit from a 90-day deferral program for their gas and energy bills, after which they are required to pay them back over 12 months. Energy suppliers have the option of self-funding the deferral scheme or take advantage of a government loan assistance program and then pass customer collections back to the government in repayment of the loan.  Direct Energy has chosen to participate in the loan program and the terms of the agreement outline the loan will be interest-free and that the Company shall only be obligated to repay the amounts ultimately collected from customers after the deferral period. The Alberta Deferred Loan Agreement has no impact on September 30, 2020 interim effective tax rate.

DIRECT ENERGY
NOTES TO THE UNAUDITED CONDENSED COMBINED CONSOLIDATED
FINANCIAL STATEMENTS
(Unaudited)
(In millions)

Accounts Receivable and Allowance for Doubtful Accounts
The allowance for doubtful accounts was $123 and $104, as of September 30, 2020 and December 31, 2019, respectively. Bad debt expense was $100 and $84 for the nine months ended September 30, 2020 and 2019, respectively.

Recently Issued Accounting Pronouncements
ASU 2019-12
In December 2019, the FASB issued Accounting Standard Update No. 2019-12, Income Taxes (Topic 740), Simplifying the Accounting for Income Taxes (“ASU 2019-12”). The amendments in the Update simplify the accounting for income taxes by removing certain exceptions and amending certain exceptions to the general principles of existing guidance under ASC 740. The amendments also improve consistent application of and simplify U.S. GAAP by clarifying and amending existing guidance. ASU 2019-12 is effective for annual and interim reporting periods beginning after December 15, 2020. Early adoption of the amendments in the Update is permitted, including adoption in any interim period, for periods for which financial statements have not yet been made available for issuance. The Company will adopt the standard for annual and interim periods as of January 1, 2021 by applying the amendments in the Update prospectively. The adoption is not expected to have a material impact on the Company’s condensed combined consolidated financial position, results of operations, or cash flows.

Recently Adopted Accounting Pronouncements
ASU 2018-13
In August 2018, the FASB issued ASU 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework—Changes to the Disclosure Requirements for Fair Value Measurement (“ASU No. 2018-13”), which modifies the disclosure requirements for fair value measurements in ASC 820. After the adoption of ASU 2018-13, an entity will no longer be required to disclose the amount of and reasons for transfers between Level 1 and Level 2 of the fair value hierarchy; the policy for timing of transfers between levels; or the valuation processes for Level 3 fair value measurements. The ASU requires application of the prospective method of transition (for only the most recent interim or annual period presented in the initial fiscal year of adoption) to the new disclosure requirements for (1) changes in unrealized gains and losses included in other comprehensive income (“OCI”) and (2) the range and weighted average used to develop significant unobservable inputs for Level 3 fair value measurements. The ASU also requires prospective application to any modifications to disclosures made because of the change to the requirements for the narrative description of measurement uncertainty. The effects of all other amendments made by the ASU must be applied retrospectively to all periods presented. Early adoption is permitted, and an entity also is permitted to early adopt any removed or modified disclosures on issuance of ASU 2018-13, and delay adoption of the additional disclosures until their effective date. The Company adopted ASU 2018-13 on January 1, 2020 for both annual and interim periods. As the amendments contemplate changes in disclosures only, there was no effect on the Company's condensed combined consolidated financial position, results of operations, or cash flows.

NOTE 2 – REVENUE RECOGNITION
Revenue from Contracts with Customers
The Company's policies with respect to its various revenue streams are detailed below. The Company applies the as invoiced practical expedient to recognize revenue for these revenue streams detailed below, except in circumstances where the invoiced amount does not represent the value transferred to the customer.

The Company's customer acquisition costs consist of broker fees, commission payments, and other costs that represent incremental costs of obtaining the contract with customers for which the Company expects to recover. The Company amortizes these amounts over the customer relationship period, as that represents the contractual period and period of anticipated renewals. As a practical expedient, the Company expenses the incremental costs of obtaining a contract if the amortization period of the asset is one year or less. Deferred customer acquisition costs of $61 and $69 were included within Prepayments and Other Current Assets in the Company’s condensed combined consolidated Balance Sheets as of September 30, 2020 and December 31, 2019, respectively.

Gas and Electricity Supply to Business and Residential Customers
Gross revenues for gas and electric sales and services to retail customers are recognized as the Company transfers the promised goods and services to the customer. For the majority of its gas and electricity contracts, the Company's

DIRECT ENERGY
NOTES TO THE UNAUDITED CONDENSED COMBINED CONSOLIDATED
FINANCIAL STATEMENTS
(Unaudited)
(In millions)

performance obligation with the customer is satisfied over time and performance obligations for its gas and electricity products are recognized as the customer takes possession of the product. The Company also allocates the contract consideration to distinct performance obligations in a contract for which the timing of the revenue recognized is different. Additionally, customer discounts and incentives reduce the contract consideration.

Gas and electricity sales and services that have been delivered but not billed by period end are estimated. Accrued unbilled revenues are based on estimates of customer usage since the date of the last meter reading provided by the ISO or electric distribution company. Volume estimates are based on daily forecasted volumes and estimated customer usage by class. Unbilled revenues are calculated by multiplying these volume estimates by the applicable rate by customer class. Estimated amounts are adjusted when actual usage is known and billed, which is generally the next meter read date.

As contracts for retail gas and electricity can be for multi-year periods, the Company has performance obligations under these contracts that have not yet been satisfied. These performance obligations have transaction prices that are both fixed and variable, and vary based on the contract duration, customer type, inception date, and other contract- specific factors.

Gas and Electricity Services Provided to Business and Residential Customers
Gas and electricity services relate to the installation, repair, and maintenance of central heating, ventilation, and air conditioning ("HVAC") systems as well as smaller installation services. The Company additionally provides rental and warranty services through its Water Heater & Appliance Rental ("AWHR") and Home Warranty of America ("HWA") offerings. Standard warranties provided with equipment are not considered separate performance obligations.

Where delivery of an item is considered a separate performance obligation from the installation of the item, both performance obligations are generally satisfied at a point in time. Delivery of the item occurs at the point when control passes to the customer, as the customer takes physical possession of the asset and the Company has the right to consideration. Performance of these services generally occurs within a number of hours, and therefore, is considered to occur at a point in time when the customer accepts the service and the Company has the right to consideration. As delivery and installation usually occur at the same point in time, revenue is recognized for both performance obligations simultaneously.

HVAC system installation revenue is recognized as the installations occur.

DIRECT ENERGY
NOTES TO THE UNAUDITED CONDENSED COMBINED CONSOLIDATED
FINANCIAL STATEMENTS
(Unaudited)
(In millions)

Disaggregated Revenues
The following tables represent the Company’s disaggregation of revenue from contracts with customers for the nine months ended September 30, 2020:

	Nine Months Ended September 30, 2020
	North America Business	North America Home	Total
Service revenue	$-	396	396
Energy revenue - Gas	2,411	616	3,027
Energy revenue - Electricity	3,238	1,561	4,799
Total revenue from contracts with customers	5,649	2,573	8,222
Mark-to-market for economic hedging activities:
Realized revenue	811	-	811
Unrealized revenue	(14)	-	(14)
Total mark-to-market revenue	797	-	797
Total operating revenue	$6,446	2,573	9,019
The following tables represent the Company’s disaggregation of revenue from contracts with customers for the nine months ended September 30, 2019:
	Nine Months Ended September 30, 2019
	North America Business	North America Home	Total
Service revenue	$-	438	438
Energy revenue - Gas	2,218	680	2,898
Energy revenue - Electricity	4,421	1,553	5,974
Total revenue from contracts with customers	6,639	2,671	9,310
Mark-to-market for economic hedging activities:
Realized revenue	1,179	-	1,179
Unrealized revenue	2	-	2
Total mark-to-market revenue	1,181	-	1,181
Total operating revenue	$7,820	2,671	10,491

Contract Balances
Contract assets relate to accrued and unbilled revenue arising from the timing difference between invoicing and provision of underlying services. The change in contract asset balances during the periods presented was primarily due to the timing difference of when consideration was received and when the performance obligation was transferred.

Contract liabilities relate to prepayments from customers for future services. Such balances are offset against future invoices. The Company will recognize the amounts of the contract liability as revenue in the period when the Company satisfies its performance obligations.

DIRECT ENERGY
NOTES TO THE UNAUDITED CONDENSED COMBINED CONSOLIDATED
FINANCIAL STATEMENTS
(Unaudited)
(In millions)

The following table reflects the contract assets and liabilities included in the Company's condensed combined consolidated Balance Sheets as of September 30, 2020 and December 31, 2019:

	September 30, 2020	December 31, 2019
Accounts receivable, net - Contracts with customers	$1,492	1,867
Accounts receivable, net - Derivative instruments	41	59
Total accounts receivable, net	$1,533	1,926

Unbilled revenue (included within Accounts receivable, net – Contracts with customers)	$688	995
Deferred revenue (included within Accrued expenses and other current liabilities)	35	45

NOTE 3 – DISPOSITIONS
Dispositions
On April 30, 2019, the Company completed the sale of Clockwork Home Services to Hidden Gem Holdco, LLC for $273, excluding working capital and other adjustments. Upon completion of the sale, the Company recognized a gain on disposal of $146. Clockwork Home Services consists of over 725 franchise territories, and 10 company-owned stores, and brands including One Hour Heating & Air Conditioning®, Benjamin Franklin Plumbing®, Mister Sparky® electric, BuyMax, Success Academy and SuccessWare 21. The Company concluded that the business did not meet the criteria for discontinued operations, as the disposition did not represent a strategic shift in the business in which the Company operates and did not meet the held-for-sale criteria for the periods presented herein. As such, none of the operations of Clockwork Home Services were classified as discontinued operations.

The following table presents summarized results of Clockwork Home Services included in the condensed combined consolidated Statements of Income/(Loss) and Comprehensive Income/(Loss) for the nine months ended September 30, 2019:

Nine Months Ended September 30,
2019
Operating revenues	$51
Operating costs and expenses	(49)
Operating income	$2

DIRECT ENERGY
NOTES TO THE UNAUDITED CONDENSED COMBINED CONSOLIDATED
FINANCIAL STATEMENTS
(Unaudited)
(In millions)

The following table summarizes the major classes of assets and liabilities of Clockwork Home Services as of the date of disposition:

Accounts receivable, net of allowance for doubtful accounts	$1
Inventory	5
Other current assets	17
Current assets	$23
Property, plant, and equipment, net	5
Goodwill	99
Intangible assets, net	17
Other non-current assets	14
Non-current assets	$135
Accounts payable	$6
Accrued expenses and other current liabilities	13
Current liabilities	$19
Other non-current liabilities	11
Non-current liabilities	$11

NOTE 4 – FAIR VALUE OF FINANCIAL INSTRUMENTS
Recurring Fair Value Measurements
Derivative assets and liabilities are carried at fair market value. The following tables present assets and liabilities measured at fair value on the Company's condensed combined consolidated Balance Sheets on a recurring basis and their level within the fair value hierarchy:

	As of September 30, 2020
	Fair Value
	Level 1	Level 2	Level 3	Cash Collateral	Total
Financial assets:
Energy derivatives	$170	117	133	(18)	402
Foreign exchange derivatives	-	3	-	-	3
Total financial assets at fair value	$170	120	133	(18)	405
Financial liabilities:
Energy derivatives	$5	178	57	(4)	236
Total financial liabilities at fair value	$5	178	57	(4)	236

DIRECT ENERGY
NOTES TO THE UNAUDITED CONDENSED COMBINED CONSOLIDATED
FINANCIAL STATEMENTS
(Unaudited)
(In millions)

	As of December 31, 2019
	Fair Value
	Level 1	Level 2	Level 3	Cash Collateral	Total
Financial assets:
Energy derivatives	$2	165	180	(23)	324
Total financial assets at fair value	$2	165	180	(23)	324
Financial liabilities:
Energy derivatives	$196	313	50	(6)	553
Foreign exchange derivatives	-	1	-	-	1
Total financial liabilities at fair value	$196	314	50	(6)	554

The following tables reconcile the beginning and ending balances for financial instruments that are recognized at fair value using significant unobservable inputs (Level 3) in the condensed combined consolidated financial statements:

	Nine Months Ended September 30
	2020	2019
Beginning balance	$130	32
Total gains/(losses) — realized/unrealized:
Included in earnings	24	74
Purchases (net)	1	6
Settlements	(87)	(43)
Transfers into Level 3	6	14
Transfers out of Level 3	2	-
Ending balance	$76	83
Gains/(losses) for the period included in earnings attributable to the change in unrealized gains or losses relating to assets or liabilities still held as of end of period	$(54)	51

Derivative Fair Value Measurements
A portion of the Company's contracts are exchange-traded contracts with readily available quoted market prices. A majority of Direct Energy's contracts are non-exchange-traded contracts valued using prices provided by external sources, primarily price quotations available through brokers or over-the-counter and online exchanges. For the majority of Direct Energy markets, the Company receives quotes from multiple sources. To the extent that Direct Energy receives multiple quotes, the Company's prices reflect the average of the bid-ask mid-point prices obtained from all sources that Direct Energy believes provide the most liquid market for the commodity. If the Company receives one quote, then the mid-point of the bid-ask spread for that quote is used. The terms for which such price information is available vary by commodity, region, and product. A significant portion of the fair value of the Company's derivative portfolio is based on price quotes from brokers in active markets who regularly facilitate those transactions and the Company believes such price quotes are executable. The Company compares these prices to market data provided by a market data service and adjusts these to the observable mid-point. The remainder of the assets and liabilities represents contracts for which external sources or observable market quotes are not available.

DIRECT ENERGY
NOTES TO THE UNAUDITED CONDENSED COMBINED CONSOLIDATED
FINANCIAL STATEMENTS
(Unaudited)
(In millions)

These contracts are valued based on various valuation techniques including but not limited to internal models based on a fundamental analysis of the market and extrapolation of observable market data with similar characteristics.

The fair values in each category reflect the level of forward prices and volatility factors as of September 30, 2020 and December 31, 2019 and may change as a result of changes in these factors. Fair values are calculated by comparing and discounting the difference between the expected contractual cash flows and these derived future prices. These estimates consider various factors including closing exchange and over-the-counter price quotations, time value, volatility factors, and credit exposure. It is possible, however, that future market prices could vary from those used in recording assets and liabilities from energy marketing and trading activities and such variations could be material.

Direct Energy's significant positions classified as Level 3 include physical and financial power and gas executed in illiquid markets, Renewable Energy Certificates (“RECs”) and heat rate call options. The significant unobservable inputs used in developing fair value include illiquid power location pricing, which is derived as a basis to liquid locations. The basis spread is based on observable market data when available or derived from historic prices and forward market prices from similar observable markets when not available.

The following table provides sensitivity of fair value measurements to increases (decreases) in significant unobservable inputs as of September 30, 2020 and December 31, 2019:

Significant Unobservable Input	Position	Change in Input	Impact on Fair Value Measurement
Forward market price power	Buy	Increase/(Decrease)	Higher/(Lower)
Forward market price power	Sell	Increase/(Decrease)	Lower/(Higher)
Forward market price RECs	Buy	Increase/(Decrease)	Higher/(Lower)
Forward market price RECs	Sell	Increase/(Decrease)	Lower/(Higher)
Forward market price gas	Buy	Increase/(Decrease)	Higher/(Lower)
Forward market price gas	Sell	Increase/(Decrease)	Lower/(Higher)
Forward market price heat rate call options	Buy	Increase/(Decrease)	Higher/(Lower)
Forward market price heat rate call options	Sell	Increase/(Decrease)	Lower/(Higher)

DIRECT ENERGY
NOTES TO THE UNAUDITED CONDENSED COMBINED CONSOLIDATED
FINANCIAL STATEMENTS
(Unaudited)
(In millions)

The following tables quantify the significant unobservable inputs used in developing the fair value of the Company's Level 3 positions:

	Significant Unobservable Inputs
	As of September 30, 2020
	Fair Value				Input/Range
	Assets	Liabilities	Valuation Technique	Significant Unobservable Input	Low	High	Weighted Average
Gas contracts	$22	$21	Discounted Cash Flow	Forward Market Price (per MMbtu)	1.11	5.09	2.26
Power contracts	40	9	Discounted Cash Flow	Forward Market Prices (per MWh)	17.15	22.42	21.02
RECs	71	11	Discounted Cash Flow	Forward Market Price RECs	1.05	440.00	17.26
Options	-	16	Option Pricing Model	Gas to Power Correlation Power and Gas Volatility	0% 6%	100% 146%
	$133	$57

	Significant Unobservable Inputs
	As of December 31, 2019
	Fair Value				Input/Range
	Assets	Liabilities	Valuation Technique	Significant Unobservable Input	Low	High	Weighted Average
Gas contracts	$6	$4	Discounted Cash Flow	Forward Market Price (per MMbtu)	1.47	3.34	2.12
Power contracts	69	40	Discounted Cash Flow	Forward Market Prices (per MWh)	19.77	41.76	29.19
RECs	86	6	Discounted Cash Flow	Forward Market Price RECs	0.50	445.00	16.69
Options	19	-	Option Pricing Model	Gas to Power Correlation Power and Gas Volatility	0% 1%	100% 332%
	$180	$50

Derivative instruments and related cash collateral or margin, executed with the same counterparty under a master netting agreement are reflected on a net basis on the condensed combined consolidated Balance Sheets. As of September 30, 2020, the Company recorded $4 of cash collateral posted and $18 of cash collateral received, and as

DIRECT ENERGY
NOTES TO THE UNAUDITED CONDENSED COMBINED CONSOLIDATED
FINANCIAL STATEMENTS
(Unaudited)
(In millions)

of December 31, 2019, the Company recorded $6 of cash collateral posted and $23 of cash collateral received on its condensed combined consolidated Balance Sheets, which is netted against the Derivative Instruments.

Concentration of Credit Risk
Credit risk relates to the risk of loss resulting from non-performance or non-payment by counterparties pursuant to the terms of their contractual obligations. The Company monitors and manages credit risk through credit policies that include: (i) an established credit approval process; (ii) a daily monitoring of counterparties' credit limits; (iii) the use of credit mitigation measures such as margin, collateral, prepayment arrangements, or volumetric limits; (iv) the use of payment netting agreements; and (v) the use of master netting agreements that allow for the netting of positive and negative exposures of various contracts associated with a single counterparty. Risks surrounding counterparty performance and credit could ultimately impact the amount and timing of expected cash flows. The Company seeks to mitigate counterparty risk by having a diversified portfolio of counterparties. The Company also has credit protection within various agreements to call on additional collateral support if and when necessary. Cash margin is collected and held at the Company to cover the credit risk of the counterparty until positions settle.

Counterparty Credit Risk
As of September 30, 2020 and December 31, 2019, counterparty credit exposure, excluding gas transportation and storage lease agreements, commodity exchange positions and retail customer accounts was $677 and $487, respectively, and Direct Energy held collateral (cash and letters of credit) against those positions of $75 and $80, respectively, resulting in a net exposure of $602 and $407, respectively. Exposure shown excludes excess collateral received. As of September 30, 2020, approximately 61% of the Company's exposure before collateral is expected to roll off by the end of 2021. As of December 31, 2019, approximately 29% of the Company's exposure before collateral is expected to roll off by the end of 2021. The following tables highlight net counterparty credit exposure by industry sector and by counterparty credit quality. Net counterparty credit exposure is defined as the aggregate net asset position for Direct Energy with counterparties where netting is permitted under the enabling agreement and includes all expected cash flow and mark-to-market. The exposure is shown net of collateral held.

	September 30, 2020	December 31, 2019
Category	Net Exposure	Net Exposure
	(% of Total)	(% of Total)
Utilities, energy merchants, marketers, and other	71.2%	99.8%
Financial institutions	28.8%	0.2%
Total	100.0%	100.0%

Category	Net Exposure	Net Exposure
	(% of Total)	(% of Total)
Investment grade	46.0%	54.6%
Non-Investment grade/Non-Rated	54.0%	45.4%
Total	100.0%	100.0%

Regional Transmission Operators (“RTOs”) and ISOs
The Company participates in the organized markets of California Independent System Operator (“CAISO”), Electric Reliability Council of Texas (“ERCOT”), Independent System Operator New England (“ISO-NE”), Midcontinent Independent Systems Operator (“MISO”), New York Independent Systems Operator (“NYISO”), and Pennsylvania, Jersey, Maryland Power Pool (“PJM”), known as RTOs or ISOs. Trading in these markets is approved by Federal Energy Regulatory Commission (“FERC”), or in the case of ERCOT, approved by the Public Utility Commission of Texas (“PUCT”) and includes credit policies that, under certain circumstances, require that losses arising from the default of one member on spot market transactions be shared by the remaining participants. As a result, the

DIRECT ENERGY
NOTES TO THE UNAUDITED CONDENSED COMBINED CONSOLIDATED
FINANCIAL STATEMENTS
(Unaudited)
(In millions)

counterparty credit risk to these markets is limited to Direct Energy’s share of overall market and such exposures are therefore excluded from the above exposures.

Exchange Traded Transactions
The Company enters into commodity transactions on registered exchanges, notably Intercontinental Exchange (“ICE”) and New York Mercantile Exchange (“NYMEX”). These clearinghouses act as the counterparty and transactions are subject to extensive collateral and margining requirements. As a result, these commodity transactions have limited counterparty credit risk.

Long-Term Contracts
Counterparty credit exposure described above excludes credit risk exposure under certain long-term contracts, primarily power purchase agreements (“PPAs”), which are accounted for under the NPNS scope exemption of ASC 815. These contracts are not included on the condensed combined consolidated Balance Sheets, as they are accrual accounted as quantities are delivered. Some of these contracts may contain favorable pricing, which could present economic risk should counterparties be unable to perform. As external sources or observable market quotes are not available to estimate such exposure, the Company values these contracts based on various techniques including, but not limited to, internal models based on a fundamental analysis of the market and extrapolation of observable market data with similar characteristics.

Retail Customer Credit Risk
The Company is exposed to retail credit risk. Retail credit risk results in losses when a customer fails to pay for services rendered. The losses may result from both nonpayment of customer accounts receivable and the loss of in-the-money forward value. The Company manages retail credit risk through the use of established credit policies that include monitoring of the portfolio and the use of credit mitigation measures such as deposits or prepayment arrangements.

As of September 30, 2020, the Company's retail customer credit exposure to commercial and industrial (“C&I”) and mass customers was diversified across many customers and various industries, as well as government entities. Current economic conditions may affect the Company's customers' ability to pay bills in a timely manner, which could increase customer delinquencies and may lead to an increase in bad debt expense.

NOTE 5 – ACCOUNTING FOR DERIVATIVE INSTRUMENTS
ASC 815, which applies to Direct Energy's energy related commodity contracts, requires the Company to recognize all derivative instruments on the condensed combined consolidated Balance Sheets as either assets or liabilities and to measure them at fair value each reporting period. Since the derivatives are not designated as cash flow or fair value hedges, the changes in fair value will be immediately recognized in earnings.

Energy-Related Commodities
To manage the commodity price risk associated with retail gas and electricity sales, Direct Energy enters into a variety of derivative instruments, utilizing forward contracts, which commit Direct Energy to purchase energy commodities in the future.

Many of the Company’s contractual arrangements are derivative instruments and are accounted for at fair value as part of Operating Revenues and Cost of Operations in the Company’s condensed combined consolidated Statements of Income/(Loss) and Comprehensive Income/(Loss). The Company has other contractual arrangements such as tolling arrangements, certain forward purchase agreements for RECs and retail power purchase and sale agreements, which do not receive recurring fair value accounting treatment because these arrangements do not meet the definition of a derivative or are designated as NPNS. As a result, the gains and losses with respect to these arrangements are not reflected in the condensed combined consolidated Statements of Income/(loss) and Comprehensive Income/(Loss) until the delivery occurs.

Volumetric Underlying Derivative Transactions
The following table summarizes the gross notional volume of Direct Energy's open derivative transactions broken out by commodity, excluding those derivatives that qualified for the NPNS exception as of September 30, 2020 and

DIRECT ENERGY
NOTES TO THE UNAUDITED CONDENSED COMBINED CONSOLIDATED
FINANCIAL STATEMENTS
(Unaudited)
(In millions)

December 31, 2019. Option contracts are reflected using delta volume, which equals the notional volume of an option adjusted for the probability that the option will be in-the-money at its expiration date.

		Total Volume
Commodity	Units	September 30, 2020	December 31, 2019
RECs	Certificates (MWh)	27.6	22.9
Natural Gas	MMBtu	324.9	364.3
Power	MWh	61.1	97.9

Fair Value of Derivative Instruments
At September 30, 2020 and December 31, 2019, there were no derivative positions accounted for as cash flow or fair value accounting hedges. The following table summarizes the fair value within the derivative instrument valuation on the condensed combined consolidated Balance Sheets:

	Fair Value
	Derivative Assets		Derivative Liabilities
	September 30, 2020	December 31, 2019	September 30, 2020	December 31, 2019
Commodity contracts:
Commodity contracts, current	$200	222	155	442
Commodity contracts, long-term	203	102	81	111
Total commodity contracts	$403	324	236	553
Foreign exchange contracts:
Foreign exchange, current	$2	-	-	1
Total foreign exchange contracts	$2	-	-	1
Total derivative instruments	$405	324	236	554

The Company has elected to present derivative instruments that are executed with the same counterparty under a master netting agreement on a net basis on the unaudited condensed combined consolidated Balance Sheets. The following table summarizes the offsetting derivatives by counterparty master agreement level and collateral received or paid:

	Gross Amounts Offset in the condensed combined consolidated Balance Sheets
	Gross Amounts of Recognized Assets/ Liabilities	Contract Netting	Cash Collateral (Held)/Posted	Net Amount
As of September 30, 2020
Derivative instruments:
Derivative assets	1,828	(1,405)	(18)	405
Derivative liabilities	(1,788)	1,548	4	(236)
Total derivative instruments	$40	143	(14)	169

DIRECT ENERGY
NOTES TO THE UNAUDITED CONDENSED COMBINED CONSOLIDATED
FINANCIAL STATEMENTS
(Unaudited)
(In millions)

	Gross Amounts Offset in the condensed combined consolidated Balance Sheets
	Gross Amounts of Recognized Assets/ Liabilities	Contract Netting	Cash Collateral (Held)/Posted	Net Amount
As of December 31, 2019
Derivative instruments:
Derivative assets	2,207	(1,860)	(23)	324
Derivative liabilities	(2,563)	2,003	6	(554)
Total derivative instruments	$(356)	143	(17)	(230)

Impact of Derivative Instruments on the Condensed Combined Consolidated Statements of Income/(Loss) and Comprehensive Income/(Loss)
The following table presents the pretax effect of derivative gains/(losses) on net income, including realized and unrealized effects. Amount represents changes in fair value of positions in the derivative portfolio during the period, as realized amounts related to positions settled are assumed to equal reversals of previously recorded unrealized amounts.

	Nine Months Ended September 30,
	2020	2019
Commodity contracts (Operating revenues)	$792	1,177
Commodity contracts (Cost of operations)	(844)	(2,854)
Net loss	$(52)	(1,677)
Credit Risk Related Contingent Features
Certain of the Company’s derivative instruments contain provisions that require the Company’s Parent to maintain an investment grade credit rating from each of the major credit rating agencies. If the Parent’s credit rating were to fall below investment grade, it would be in violation of these provisions, and the counterparties to the derivative instruments could request immediate payment or demand immediate and ongoing full overnight collateralization on derivative instruments in net liability positions. The aggregate fair value of all derivative instruments with credit-risk-related contingent features that are in a liability position on September 30, 2020 and December 31, 2019 is $187 and $456, respectively, for which the Company has posted collateral of $31 as of September 30, 2020 and $60 as of December 31, 2019, in the normal course of business. If the credit-risk-related contingent features underlying these agreements were triggered on September 30, 2020 or December 31, 2019, the Company would be required to post an additional $156 and $396, respectively, of collateral to its counterparties.

NOTE 6 – INVENTORY
The following is a summary of the Company's inventory:

	As of
	September 30,	December 31,
	2020	2019
Gas in storage and transportation	$103	113
Fuel oil	1	2
Spare parts	12	10
Other consumables	-	8
Total inventory	$116	133

DIRECT ENERGY
NOTES TO THE UNAUDITED CONDENSED COMBINED CONSOLIDATED
FINANCIAL STATEMENTS
(Unaudited)
(In millions)

NOTE 7 – BENEFIT PLANS AND OTHER POSTRETIREMENT BENEFITS
Net periodic benefit costs recognized in Other Expense/(Income) in the condensed combined consolidated Statements of Income/(Loss) and Comprehensive Income/(Loss) for the nine months ended September 30, 2020 and 2019 were as follows:

	Pension Benefits		Postretirement Benefits
	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
Interest cost	$1	2	-	1
Expected return on plan assets	(1)	(3)	-	-
Actuarial loss(gain)	(2)	(5)	(1)	-
Net periodic benefit cost recognized	$(2)	(6)	(1)	1

The expected long-term rate of return on plan assets of 4.50% is based on the portfolio as a whole and not on the sum of the returns on individual asset categories. The return is based on expected returns.

NOTE 8 – INCOME TAXES
The income tax provision from continuing operations consisted of the following amounts:

	Nine months ended September 30,
	2020	2019
Income/(loss) from continuing operations before income taxes	$516	(152)
Income tax benefit/(expense)	(136)	9
Effective income tax rate	26.4%	5.9%

For the nine months ended September 30, 2020, the effective tax rate was higher than the statutory tax rate of 21% due to operations taxed in Canada and state tax expense. For the same period in 2019, the effective tax rate was lower than the statutory rate of 21% due to operations taxed in Canada and state tax expense, offset by the taxable disposal of the Clockwork entities.

On March 27, 2020, the President signed the CARES Act to provide emergency relief related to the COVID-19 pandemic. The CARES Act contains federal income tax provisions which, among other things: (i) increases the amount of interest expense that businesses are allowed to deduct by increasing the adjusted taxable income limitation from 30% to 50% for tax years that begin in 2019 and 2020; (ii) permits businesses to carry back to each of the five tax years NOLs arising from tax years beginning after December 31, 2017 and before January 1, 2021; and (iii) temporarily removes the 80% limitation on NOLs until tax years beginning after 2020. Direct Energy does not expect the CARES Act provisions to have a material impact on the tax positions of the Company.

NOTE 9 – RELATIONSHIP WITH PARENT AND OTHER RELATED PARTIES
Relationship with Parent
Historically, Direct Energy has been managed and operated in the normal course of business consistent with other affiliates of the Parent. Accordingly, certain shared costs have been allocated to Direct Energy and reflected as expenses in these condensed combined consolidated financial statements. Management considers the allocation methodologies used to be reasonable and appropriate reflections of the historical Parent expenses attributable to Direct Energy for purposes of the standalone financial statements. However, the expenses reflected in the condensed combined consolidated financial statements may not be indicative of the actual expenses that would have been incurred during the periods presented if Direct Energy historically operated as a separate, standalone entity.

DIRECT ENERGY
NOTES TO THE UNAUDITED CONDENSED COMBINED CONSOLIDATED
FINANCIAL STATEMENTS
(Unaudited)
(In millions)

General Corporate Overhead Allocation
The Company receives services and support from various functions performed by the Parent and expenses relating to these services have been allocated to Direct Energy and are reflected within Selling, General and Administrative expense in the condensed combined consolidated Statements of Income/(Loss) and Comprehensive Income/(Loss). Net corporate allocation expenses were $44 and $20 for the nine months ended September 30, 2020 and 2019, respectively and these amounts include facility, depreciation, amortization, and corporate and administrative services. Where direct assignment is not possible or practical, these costs were allocated on a pro rata basis of revenues, headcount, number of transactions, or other measures.

Cash Management and Financing
Direct Energy participates in the Parent’s centralized cash management and financing programs. Disbursements are made through centralized accounts payable systems, which are operated by the Parent. Cash receipts are transferred to centralized accounts which are also maintained by the Parent.

Historically, Direct Energy has received funding from the Parent for Direct Energy’s operating and investing cash needs. The Parent’s third-party debt and the related interest expense have not been allocated to Direct Energy for any of the years presented as Direct Energy is not the legal obligor of the debt and the Parent’s borrowings were not directly attributable to Direct Energy.

Due from/Due to Affiliates
The Company is obligated under certain related party debt arrangements with the Parent. These notes payable to related parties are accounted for on an amortized cost basis with interest recognized using the effective interest rate method. The Company may prepay these loans without penalties, but would be required to pay the accrued interest during the period up until the advanced repayment date. Net interest expense recognized in relation to related party notes payable was $39 and $49 for the nine months ended September 30, 2020 and 2019, respectively. These amounts are included within Interest Expense in the condensed combined consolidated Statements of Income/(Loss) and Comprehensive Income/(Loss).

Term Loans
The Company has a $500 loan agreement (“Term Loan A”) and a separate $500 loan agreement (“Term Loan B”) with the Parent, which are due in full by September 26 and September 28, 2021, respectively. These term loans bear an interest rate that resets quarterly in accordance with market rates. The average interest rate on Term Loan A was 7.53% and 6.60% for the nine months ended September 30, 2020 and 2019, respectively, and the average interest rate on Term Loan B was 7.58% and 6.66% for the nine months ended September 30, 2020 and 2019, respectively. As of September 30, 2020 and 2019, each of the term loans had an outstanding balance of $500. These amounts are presented on the condensed combined consolidated Balance Sheet as Related Party Notes Payable.

Revolving Credit Facilities
On March 27, 2015, the Company and the Parent entered into a revolving credit facility agreement denominated in USD (“U.S. Revolving Credit Facility”). On March 30, 2015, the Company and the Parent entered into a revolving credit facility agreement denominated in CAD (“Canadian Revolving Credit Facility”). These revolving credit facilities, which were most recently amended on May 9, 2018, are both due in full by October 26, 2021 and bear an interest rate that resets quarterly in accordance with market rates. The average interest rate on the U.S. Revolving Credit Facility was 6.26% and 6.64% for the nine months ended September 30, 2020 and 2019, respectively. The average interest rate on the Canadian Revolving Credit Facility was 6.43% and 6.24% for the nine months ended September 30, 2020 and 2019, respectively. These revolving credit facilities are balanced with the Parent each day. The Company’s working capital cycle fluctuates materially each month, which results in funds due from/(to) the Parent depending on certain circumstances. Interest is paid or received by the Company based on amounts due to or from the Parent respectively. The outstanding balance of the U.S. Revolving Credit Facility due from/(to) the Parent was $479 and $244 as of September 30, 2020 and December 31, 2019, respectively. The outstanding balance of the Canadian Revolving Credit Facility due from/(to) the Parent was CAD $82 (USD $61) and CAD $32 (USD $24) as of September 30, 2020 and December 31, 2019, respectively. These amounts are presented on the condensed

DIRECT ENERGY
NOTES TO THE UNAUDITED CONDENSED COMBINED CONSOLIDATED
FINANCIAL STATEMENTS
(Unaudited)
(In millions)

combined consolidated Balance Sheets as either Due from Affiliates or Due to Affiliates. These amounts are presented on the condensed combined consolidated Statement of Cash Flows in either investing or financing activities depending on whether the outstanding amount is either due from/(to) the Parent.

Relationship with Other Related Parties
Revenues and expenses relating to transactions with other related parties were nil for each of the nine months ended September 30, 2020 and 2019. Amounts due from/(to) affiliates are presented net on the condensed combined consolidated Balance Sheets as either Due from Affiliates or Due to Affiliates.

The Company has a $44 loan agreement (“Term Loan C”) with an affiliate due in full by July 27, 2021. The average interest rate on the One Year Term Loan was 6.26% and 6.63% for the nine months ended September 30, 2020 and 2019, respectively. Unpaid interest is accrued to the principal balance of Term Loan C. As of September 30, 2020 and December 31, 2019, Term Loan C had an outstanding balance of $44 and $41.

NOTE 10 – COMMITMENTS, CONTINGENCIES, AND GUARANTEES
Legal Proceedings
Telephone Consumer Protection Act (“TCPA”) and Rate-Related Proceedings
The Company is defending legal proceedings arising from alleged violations of the TCPA, including matters where the plaintiff is seeking to represent a class of similarly situated plaintiffs such as in Ohio (Dickson) and Texas (Burk). A class of plaintiffs is yet to be certified in any of these proceedings.

The TCPA is a U.S. federal law that imposes restrictions on, among other things, unsolicited telemarketing through residential landlines, wireless lines, and facsimile (fax) lines, and the use of automated telephone dialing systems and artificial or pre-recorded voice messages without the recipient’s consent. The alleged communications in respect of the Dickson and Burk proceedings relate to a marketing campaign carried out on the Company’s behalf by a marketing agency and the Company has asserted claims against the marketing agency in relation to both matters.

In addition, the Company is defending legal proceedings where plaintiffs are bringing claims under state law relating to prices charged to customers whose contracts provide they are charged a price for gas or electricity that varies by month as determined by the Company. In these proceedings, the plaintiffs are seeking to represent a class of similarly situated plaintiffs and are bringing claims under several theories including breach of contract, unjust enrichment and inadequate disclosure. A class of plaintiffs is yet to be certified in any of these proceedings.

Each of these proceedings is being vigorously investigated and defended. Key procedural steps remain to be completed in each of these matters above. It is not possible to estimate potential exposure for these proceedings, and therefore, no liability is recognized on the condensed combined consolidated Balance Sheets relating to these matters.

Guarantees and Warranties
Direct Energy enters into various contracts that include indemnification and guarantee provisions as a routine part of the Company's business activities and accounts for such guarantees in accordance with the guidance in ASC 460, Guarantees (“ASC 460”). These contracts generally indemnify the counterparty for tax, environmental liability, litigation and other matters, as well as breaches of representations, warranties, and covenants set forth in these agreements. The Company is obligated with respect to customer deposits associated with the Company's retail businesses. In some cases, Direct Energy’s maximum potential liability cannot be estimated, since the underlying agreements contain no limits on potential liability.

Asset Sales — The purchase and sale agreements which govern Direct Energy's asset or share investments and divestitures customarily contain guarantees and indemnifications of the transaction to third parties. The contracts indemnify the parties for liabilities incurred as a result of a breach of a representation or warranty by the indemnifying party, or as a result of a change in tax laws. These obligations generally have a discrete term and are intended to protect the parties against risks that are difficult to predict or estimate at the time of the transaction. In several cases, the contract limits the liability of the indemnifier. Direct Energy has no reason to believe that the Company currently has any material liability from such routine indemnification obligations.

DIRECT ENERGY
NOTES TO THE UNAUDITED CONDENSED COMBINED CONSOLIDATED
FINANCIAL STATEMENTS
(Unaudited)
(In millions)

Other Guarantees — Direct Energy has issued other guarantees of obligations including payments under certain agreements with respect to payment or performance by fuel providers and payment or reimbursement of credit support and deposits. The Company does not believe that it will be required to perform under these guarantees.

Other Indemnities — Other indemnifications Direct Energy has provided cover operational, tax, litigation, and breaches of representations, warranties, and covenants. Direct Energy has also indemnified, on a routine basis in the ordinary course of business, consultants or other vendors who have provided services to the Company. Direct Energy's maximum potential exposure under these indemnifications can range from a specified dollar amount to an indeterminate amount, depending on the nature of the transaction. Total maximum potential exposure under these indemnifications is not estimable due to uncertainty as to whether claims will be made or how they will be resolved. Direct Energy does not have any reason to believe that the Company will be required to make any material payments under these indemnity provisions. Because many of the guarantees and indemnities Direct Energy issues to third parties and affiliates do not limit the amount or duration of its obligations to perform under them, there exists a risk that the Company may have obligations in excess of the amounts described above. For those guarantees and indemnities that do not limit the Company's liability exposure, the Company may not be able to estimate what the Company’s liability would be, until a claim is made for payment or performance, due to the contingent nature of these contracts.

NOTE 11 – REGULATORY MATTERS
The Company operates in a highly regulated industry and is subject to regulation by various federal and state agencies. As such, the Company is affected by regulatory developments at both the federal and state levels and in the regions in which it operates. In addition, the Company is subject to the market rules, procedures, and protocols of the various ISO and RTO markets in which the Company participates. These power markets are subject to ongoing legislative and regulatory changes that may impact the Company's commercial and retail businesses.

On December 12, 2019 the State of New York Public Service Commission (“PSC”) issued an order mandating changes to the Retail Access Energy Market to strengthen customer protections and to enhance price and operational transparency which was confirmed in a PSC order issued September 18, 2020. The order significantly changes the type and terms of energy products that can be offered to new customers after its February 2021 implementation date. The order is being appealed by several parties. Management cannot predict the outcome of these appeals and the ensuing impact on the Company’s condensed combined consolidated financial position, results of operations, or cash flows.

In addition to the regulatory proceeding described above, the Company and its subsidiaries are parties to other regulatory proceedings arising in the ordinary course of business and have other regulatory exposure. In management's opinion, the disposition of these ordinary course matters will not materially adversely affect the Company's condensed combined consolidated financial position, results of operations, or cash flows.

NOTE 12 – SUBSEQUENT EVENTS
The Company has evaluated subsequent events from the balance sheet date through November 4, 2020, the date at which the unaudited condensed combined consolidated financial statements were available to be issued.